AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


         THIS AMENDMENT TO ASSET PURCHASE AGREEMENT is made and entered into as of the 29th day of December, 1996, by and among Transit Homes of America, Inc., an Idaho corporation ("Seller"); Cambridge Management Company, Inc., an Idaho corporation ("Cambridge"); and Morgan Drive Away, Inc., an Indiana corporation ("Purchaser") and is joined in by Larry E. Kling, as landlord under the Related-Party Leases ("Landlord"), for the purposes hereinafter set forth.


                                    RECITALS

         A. Seller,  Cambridge,  and Purchaser have  heretofore  entered into an
Asset  Purchase   Agreement   dated  November  18,  1996  (the  "Asset  Purchase
Agreement").

         B. In connection therewith, Morgan has agreed to enter into leases (the "Related-Party Leases") of Facilities located at 500 North King Road, Nampa, Idaho (the "Nampa Facility"), at 10647 County Road 2, State Highway 13, Middlebury, Indiana (the "Middlebury Facility"), and at 3787 Consor Road, N.E., Millersburg, Oregon (the "Millersburg Facility") (each a "Related-Party Facility" and together the "Related-Party Facilities").

         C. In anticipation of and in order to facilitate the Closing of the transactions contemplated by the Asset Purchase Agreement, the parties wish to amend the Asset Purchase Agreement in certain respects as set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties herein contained, and other good and valuation consideration the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

         1. Definition. Except as otherwise provided herein, capitalized terms used in this Amendment have the same meanings ascribed to them in the Asset Purchase Agreement.

         2.       Related-Party Leases; Environmental Assessments.

         2.01 Nampa. The parties acknowledge that the Nampa Facility was inadvertently omitted from Schedule 5.12 to the Asset Purchase Agreement and that, as a result, no environmental survey has been performed with respect to the Nampa Facility. Accordingly, notwithstanding any contrary provision of the Asset Purchase Agreement, Purchaser shall be entitled to obtain, at Purchaser's expense (except to the extent of $1,350, which Landlord agrees to pay to Purchaser to defray a portion of such expense), such environmental survey/site assessment as Purchaser deems appropriate with respect to the Nampa Facility. If Purchaser is not reasonably satisfied with the results thereof due to the presence at the Nampa Facility or a nearby property of a Recognized Environmental Condition, then Purchaser shall be entitled to terminate the Related-Party Lease for the Nampa Facility upon thirty
(30) days' written notice to the landlord thereunder, which notice, in order to be effective, shall be given not later than January 31, 1997.

         2.02 Middlebury and Millersburg. With respect to the Middlebury Facility and the Millersburg Facility, the Environmental Assessment Report of SECOR International Incorporated (the "SECOR Report") and Purchaser's inquiries have raised concerns about the possibility of environmental contamination of the Middlebury Facility and the Millersburg Facility from conditions or activities at nearby properties. In order to induce Purchaser to enter into the leases for the Related-Party Facilities, Landlord hereby represents and Warrants to Morgan as follows:

                  (a) (i) To Landlord's knowledge, as of the date hereof, there are no Hazardous Substances present at, under or on any of the Related-Party Facilities; (ii) except as expressly authorized by an effective permit or by applicable law, Landlord has not caused, permitted or suffered to occur, and to Landlord's knowledge there has not been, any release, discharge, disposal or emission, or any threat of release, discharge, disposal or emission, of any Hazardous Substance into, onto, under, at or from any of the Related-Party Facilities.

                  (b) Landlord has not conducted, engaged in, or permitted others to conduct or engage in, any business, operation or activity on or at any of the Related-Party Facilities involving the use, manufacture, treatment, storage or disposal of any Hazardous Substance, other than the use, storage, and disposal of petroleum products or solvents in the ordinary course of business and in a manner that complies in all material respects with all Environmental Laws.

                  (c) Landlord is in full compliance with all Environmental Laws with respect to the Related-Party Facilities. Without limiting the generality of the foregoing, Landlord is in compliance with respect to the Related-Party Facilities with all laws, rules and regulations relating to (i) releases, discharges, emissions or disposals to air, water, land or ground water; (ii) the use, manufacture, importing, handling or disposal of Hazardous Substances; (iii) the generation, treatment, storage, transportation, disposal or other management of Hazardous Substances; (iv) the exposure of persons to Hazardous Substances; and (v) all judicial and administrative orders, injunctions, judgments, declarations, directive, notices, or demands with respect to the foregoing matters.

                  (d) There are no underground storage tanks located at or under any of the Related-Party Facilities or, to Landlord's knowledge, except as may be disclosed in the SECOR Report at or under any property adjacent to any of the Related-party Facilities.

         3. Other Leases; Environmental Assessments. With respect to the Facility located at 5724 West Buckeye Road, Phoenix, Arizona (the "Phoenix Facility") and the Facility located at Route #7, Belton, Texas (the "Belton/Pilkington Facility"), the SECOR Report and Purchaser's inquiries have raised concerns about the possibility of environmental contamination of the Phoenix Facility and the Belton/Pilkington Facility which purchaser needs additional time to investigate. Accordingly, notwithstanding any contrary provision of the Asset Purchase Agreement, Purchaser shall have the right in its sole and absolute discretion, exercisable by written notice to Seller given at any time on or before January 15, 1997, to exclude the leases for either or both such Facilities from the list of Assumed Facility Leases, effective as of the Closing Date.

         4. Nondisturbance Agreements. Landlord has advised Purchaser that (i) Landlord's ownership of the Millersburg Facility is subject to the operation and effect of a Real Estate Sale Contract dated August 25, 1995, with Palm Harbor Homes, Inc. ("Palm Harbor"); (ii) the Nampa Facility is subject to the lien of a deed of trust; and (iii) the Middlebury Facility is subject to the lien of a deed of trust, each of which is or may be superior to the operation and effect of the Related-Party Lease for such Facility. In order to induce Purchaser to enter into the Related-Party Lease for each such Facility, Landlord agrees to use its reasonable best efforts to obtain a consent and nondisturbance agreement in form and substance reasonably satisfactory to Purchaser to be executed and delivered to Purchaser by Palm Harbor or the holder of the deed of trust, as the case may be, not later than March 31, 1997, providing that Purchaser's peaceful possession of such Facility will not be disturbed in the event of a default under such Real Estate Sale Contract or deed of trust, as the case may be, provided that Purchaser attorns to Palm Harbor or the holder of such deed of trust (or its successor or assignee), as the case may be. Notwithstanding any contrary provision of the applicable Related- Party Lease, Landlord's failure to deliver any such consent and nondisturbance agreement shall constitute a default under such Related-Party Lease which, if not cured within thirty (30) days after written notice thereof from Purchaser, shall entitle Purchaser to terminate such Related-Party Lease.

         5. Asset Purchase Agreement Unimpaired. Except as set forth in this Amendment, the provision of the Asset Purchase Agreement remain in full force and effect.

                   [Balance of this page intentionally blank]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

ATTEST/WITNESS:                         TRANSIT HOMES OF AMERICA, INC.



                                        By: /s/ Larry Kling               (SEAL)
----------------------------               -------------------------------------
                                           Larry Kling, President

                                        CAMBRIDGE MANAGEMENT COMPANY, INC.


                                        By: /s/ Larry Kling               (SEAL)
----------------------------               -------------------------------------
                                           Larry Kling, President


                                        MORGAN DRIVE AWAY, INC.


                                        By: /s/ Terrence L. Russell       (SEAL)
----------------------------               -------------------------------------
                                           Terrence L. Russell
                                           President and CEO

         LARRY KLING joins in the execution of this Amendment as Landlord for the purposes herein set forth.


                                           /s/ Larry Kling
                                           -------------------------------------
                                           Larry Kling